Exhibit 1.01

This unaudited Conflict Minerals Report (this “CMR”) of ON Semiconductor Corporation (the “Company,” “onsemi,” “we” or “us”) for the year ended December 31, 2025 is attached as Exhibit 1.01 to the Company’s Specialized Disclosure Report on Securities and Exchange Commission Form SD (the “Form SD”). This CMR is also publicly available on the Company’s website at https://www.onsemi.com/company/environmental-social-and-governance/social-responsibility (the “Social Responsibility Webpage”). The content of any website referred to in this CMR is included for general information only and is not incorporated by reference in this CMR.

Pursuant to Section 13(p) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13p-1 thereunder, which implements Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Section 13(p) of the Exchange Act, Rule 13p-1 thereunder and Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act collectively, the “Conflict Minerals Regulations”), the Company is required to make certain inquiries and perform certain due diligence with respect to any “conflict minerals” (as defined in the Conflict Minerals Regulations) that are necessary for the functionality or production of a product manufactured (or contracted to be manufactured) by the Company or any of its subsidiaries.

onsemi delivers intelligent power and sensing technologies that enable electrification, energy efficiency, safety, and automation across automotive, industrial, and AI data center end‑markets. With a highly differentiated and innovative product portfolio, onsemi helps customers solve complex challenges to achieve higher efficiency, improved performance, and lower system cost, while supporting a safer, cleaner, and more energy‑efficient world.

As a purchaser of products containing the minerals tantalum, tin, tungsten or gold (collectively, “3TG”) from suppliers for use in manufacturing processes, the Company recognizes the potential risk that the sourcing of such minerals from the Democratic Republic of the Congo and adjoining countries (“Covered Countries”), as well as from conflict-affected and high-risk areas (“CAHRAs”), may contribute to violence and human rights abuses. The Company’s annual Sustainability Report, which addresses these concerns and outlines additional actions undertaken in support of the Company’s social responsibility efforts, is available on the Social Responsibility Webpage.

For purposes of this CMR, the term “products” is used to describe products manufactured (or contracted to be manufactured) by the Company or any of its subsidiaries. As a result, when conducting its conflict minerals analysis as required by the Conflict Minerals Regulations, the Company considered its sole product to be semiconductor components.

This CMR describes the due diligence process undertaken with respect to products that were manufactured, or contracted to be manufactured, during calendar year 2025 and that contain conflict minerals. This CMR is unaudited, as an independent private sector audit is not required pursuant to guidance provided by the Securities and Exchange Commission (the “SEC”).

As a result of its inquiry, the Company determined that conflict minerals are necessary for the functionality of the Company’s products. Specifically, these minerals provide internal electrically conductive connections to the various circuit elements required to manufacture a functional semiconductor device and/or provide an electrically conductive path to connect the semiconductor device to the electronic application in which it is used. In sourcing conflict minerals, the Company expects its suppliers to align with the Company’s commitment to responsible social, environmental and ethical practices and implement appropriate measures to create a responsible supply chain.

Conflict minerals are sourced from multiple regions worldwide, and the Company does not seek to exclude minerals originating from Covered Countries and CAHRAs. Rather, the Company is committed to pursuing responsible and conflict-free sourcing of minerals within its supply chain through collaboration with its suppliers and industry partners. This includes the Company’s participation as a member of the Responsible Business Alliance (the “RBA”) and a full member of the Responsible Minerals Initiative (the “RMI”). As an RMI member, the Company undertakes reasonable due diligence on its supply chain to help ensure that conflict minerals are not sourced from entities supporting or financing armed conflict in the Covered Countries and CAHRAs. The Company also recognizes the importance of supporting responsible mineral sourcing from the Covered Countries and CAHRAs in a manner that does not adversely impact the economies and communities within those regions.

1

Due Diligence

In accordance with the Conflict Minerals Regulations, the Company conducted a reasonable country of origin inquiry (“RCOI”) designed to determine whether any of the conflict minerals in its products originated in a Covered Country or are from recycled or scrap sources. Based on the results of its RCOI, the Company was unable to reasonably conclude that all its conflict minerals did not originate in a Covered Country or come from recycled or scrap sources. The Company has undertaken, and continues to undertake, due diligence on the source and chain of custody of its conflict minerals. In connection with this supply chain due diligence and in accordance with the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition, OECD 2016) and the related Supplements on 3TG (collectively, the “OECD Guidance”), the Company implemented the following steps:

•	OECD Guidance Step 1: Establish a strong company management system

•
The Company has adopted, and periodically reviews and updates, its Responsible Minerals Sourcing Policy, as appropriate, to reflect the procedures by which the Company and its 3TG suppliers are expected to conduct conflict minerals due diligence. The Company’s Corporate Responsible Minerals Team reviews any changes to the policy or governing documents. This policy is made publicly available on the Social Responsibility Webpage.

•
The Company maintains an internal management team to support its conflict minerals supply chain due diligence and has established a due diligence process. This team includes employees from the Company’s supplier quality, external manufacturing operations, global sourcing and procurement, and legal functions. In addition, the Audit Committee of the Board of Directors of the Company reviews the Responsible Minerals Compliance Program on a quarterly basis to monitor progress made toward the program’s objectives.

•
The Company utilizes the conflict minerals reporting template (“CMRT”), standardized by the RMI, to gather sourcing information from its 3TG suppliers in order to identify whether: (i) conflict minerals sourced by such suppliers originated in Covered Countries or CAHRAs; and (ii) smelters and refiners (collectively, “smelters”) in our supply chain have been validated as conformant in accordance with RMI’s Responsible Minerals Assurance Process (“RMAP”) and its cross-recognized certification programs, which include the London Bullion Metal Association (“LBMA”) Responsible Gold Certification, the Responsible Jewelry Council (“RJC”) Responsible Jewelry Program Chain-of-Custody Certification and other third-party due diligence certification standards.

•
A summary of country of origin information for minerals contained in the Company’s products, as collected in connection with its RCOI and due diligence activities, is included as Appendix A to its CMR.

•
The Company has established communication channels with its 3TG suppliers to facilitate inquiries regarding conflict minerals sourcing and to notify suppliers of the risks associated with the use of non-conformant smelters. These channels also serve as grievance mechanisms under the Company’s Responsible Minerals Compliance Program.

•	OECD Guidance Step 2: Identify and assess risk in the supply chain

•
The Company conducts an annual supplier outreach campaign, in accordance with its Responsible Minerals Sourcing Policy, requesting updated CMRTs from all identified 3TG suppliers. In addition, the Company issues targeted outreach communications when RMI identifies a smelter as non-conformant, high-risk or no longer operational.

•	The Company maintains a centralized database and established processes to monitor, collect, manage and aggregate CMRT responses received from its 3TG suppliers.

•
The Company utilizes the RMI facility database and RCOI reports to identify suppliers that source minerals from smelters validated as conformant under third-party audit programs and to support its due diligence by validating information provided by 3TG suppliers.

•	The Company’s Responsible Minerals Compliance Team (the “RMC Team”) reviews all CMRT responses for completeness and alignment with the most current CMRT version.

2

•	OECD Guidance Step 3: Design and implement a strategy to respond to identified risks

•	The RMC Team reviews and updates its own company-level CMRT to identify potential supply chain risks related to non-RMAP conformant smelters reported by 3TG suppliers.

•
The Company conducts supplier outreach, including issuing encouragement communications that request that 3TG suppliers remove or replace non-conformant or high-risk smelters. When needed, the Company sends out reminders or escalation communications to request updates.

•	The Company performs a risk assessment of its 3TG suppliers based on their CMRT responses. Suppliers are evaluated using a risk matrix and assigned one of the following risk ratings:

•	Low Risk – The supplier sources 3TG exclusively from smelters that are RMAP conformant.

•	Medium Risk – The supplier sources 3TG from an active or non-conformant smelter that is eligible to participate in the RMAP.

•	High Risk – The supplier sources 3TG from a high-risk smelter or an ineligible entity.

•	Incorporate conflict minerals compliance into the Company’s Supplier Handbook.

•	Embed conflict minerals requirements into RBA supplier engagement, new supplier and materials qualifications, and process change management.

•	OECD Guidance Step 4: Carry out an independent third-party audit of smelters’ due diligence practices

•
The Company is an active member of RMI, which uses independent third-party assessments of smelter and refiner management systems and sourcing practices to evaluate compliance with RMAP. The Company relies on RMI due diligence and RMAP audit results, including the RMI RCOI reports.

•	Members of the RMC Team participate in RMI working groups that support the ongoing enhancement of RMI programs and tools.

•	The Company also supports the RMI Smelter Assessment Fund, which encourages RMAP-eligible smelters and refiners to undergo independent third-party assessments.

•	OECD Guidance Step 5: Report annually on supply chain due diligence

•
The Company is an indirect purchaser of conflict minerals, and its due diligence measures provide reasonable, not absolute, assurance regarding the source and chain of custody of such minerals. The Company’s due diligence process relies on information provided by its direct suppliers, who in turn seek similar information from their supply chains to identify the original sources of conflict minerals. The Company also relies to a significant extent on data collected through RMI’s independent third-party audit programs. As with any supply chain due diligence process, the information obtained may be incomplete, inaccurate or subject to misrepresentation. To support a reliable and consistent due diligence framework, the Company requests updated CMRTs from all identified 3TG suppliers on an annual basis. If a supplier is found to be non-compliant with the Company’s Responsible Minerals Sourcing Policy, an escalation process is initiated to determine appropriate remedial actions, which may include removal of the supplier from our supply chain.

•
The Company prepares and files a conflict minerals report as an exhibit to its Specialized Disclosure Report on Securities and Exchange Commission Form SD with the SEC on an annual basis. The conflict minerals report is made available to the public and posted on the Company’s website at https://www.onsemi.com/site/pdf/Annual-Conflict-Minerals-Report.pdf.

•	The Company also publicly posts and periodically updates the company-level CMRT on its website at https://www.onsemi.com/pub/Collateral/CMRTRM.XLSX.

3

Due Diligence Results

Appendix B sets forth a list of smelters, as provided by the Company’s 3TG suppliers, including mineral type and standard smelter names. As of December 31, 2025, 99.5% of these smelters were included on the RMAP Conformant List. Based on the Company’s ongoing due diligence efforts involving its 3TG suppliers and smelters, information provided by suppliers and other information available indicate that all the smelters used were 100% RMAP conformant for reporting years 2022-2024, as reflected in the chart below. While the majority of the Company’s suppliers provide product-level declarations, certain suppliers provide declarations only at the company level, thereby limiting information specific to the Company’s products.

The smelter or refiner statuses used in the chart have the following definitions:

•	Conformant – A smelter has been independently assessed, found to meet the applicable RMAP standard and is included in the Standard Smelter List.

•	Active – A smelter has been engaged in the RMAP assessment but has not yet been determined to be conformant and is included in the Standard Smelter List.

•
Non-conformant – A smelter meets the definition of a smelter or refiner, is identified as an eligible smelter, has been independently assessed and found non-conformant with the relevant RMAP standards and is included in the Standard Smelter List.

For the year ended December 31, 2025, all 3TG smelters were reported to be 99.5% RMAP conformant, as shown in the table below:

4

APPENDIX A

Below is a summary of the country of origin information for minerals used in onsemi products, based on the Company’s due diligence activities and information available as of December 31, 2025.

Australia	India	Singapore
Austria	Indonesia	South Africa
Belgium	Italy	Spain
Bolivia (Plurinational State of)	Japan	Sweden
Brazil	Kazakhstan	Switzerland
Canada	Korea, Republic of	Taiwan, Province of China
Chile	Malaysia	Tanzania, Republic of
China	Mexico	Thailand
Colombia	Netherlands	Turkey
Congo, Democratic Republic of the	Peru	Uganda
Czechia	Philippines	United States of America
Estonia	Poland	Uzbekistan
Germany	Rwanda	Vietnam

A-1

APPENDIX B
CONFLICT MINERALS SOURCING INFORMATION (as of December 31, 2025)

Note that the reported standard smelter and refiner facility names and smelter locations were taken from the RMI RCOI report and facility database.

Gold	Abington Reldan Metals, LLC	United States of America
Gold	Advanced Chemical Company	United States of America
Gold	Agosi AG	Germany
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold	Argor-Heraeus S.A.	Switzerland
Gold	ASAHI METALFINE, Inc.	Japan
Gold	Asahi Refining Canada Ltd.	Canada
Gold	Asahi Refining USA Inc.	United States of America
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Aurubis AG, Hamburg	Germany
Gold	Bangalore Refinery	India
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden Mineral AB (Ronnskar)	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Chimet S.p.A.	Italy
Gold	Chugai Mining	Japan
Gold	Coimpa Industrial LTDA	Brazil
Gold	Dowa	Japan
Gold	DSC (Do Sung Corporation)	Korea, Republic of
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan
Gold	Elite Industech Co., Ltd.	Taiwan, Province of China
Gold	GG Refinery Ltd.	Tanzania, Republic of
Gold	Gold by Gold Colombia	Colombia
Gold	Gold Corporation - The Perth Mint	Australia
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Germany GmbH Co. KG	Germany
Gold	Heraeus Metals Hong Kong Ltd.	China
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Italpreziosi	Italy
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Co., Ltd.	China
Gold	JX Advanced Metals Corporation	Japan
Gold	Kazzinc	Kazakhstan

Gold	Kennecott Utah Copper LLC	United States of America
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Korea Zinc Co., Ltd.	Korea, Republic of
Gold	LS MnM Inc.	Korea, Republic of
Gold	LT Metal Ltd.	Korea, Republic of
Gold	Materion	United States of America
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies S.A.	Switzerland
Gold	Metalor USA Refining Corporation	United States of America
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	MKS PAMP SA	Switzerland
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	NH Recytech Company	Korea, Republic of
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	Planta Recuperadora de Metales SpA	Chile
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Precinox S.A.	Switzerland
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	REMONDIS PMR B.V.	Netherlands
Gold	Royal Canadian Mint	Canada
Gold	SAFINA A.S.	Czechia
Gold	SEMPSA Joyeria Plateria S.A.	Spain
Gold	Shandong Gold Smelting Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province of China
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of
Gold	T.C.A S.p.A	Italy
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States of America
Gold	Valcambi S.A.	Switzerland

Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Yamakin Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Tantalum	AMG Brasil	Brazil
Tantalum	D Block Metals, LLC	United States of America
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States of America
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	KEMET de Mexico	Mexico
Tantalum	Materion Newton Inc.	United States of America
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mineracao Taboca S.A.	Brazil
Tantalum	Mitsui Kinzoku Company, Limited	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	NPM Silmet AS	Estonia
Tantalum	PowerX Ltd.	Rwanda
Tantalum	Resind Industria e Comercio Ltda.	Brazil
Tantalum	Smelter not listed	China
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	TANIOBIS Co., Ltd.	Thailand
Tantalum	TANIOBIS GmbH	Germany
Tantalum	TANIOBIS Japan Co., Ltd.	Japan
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany
Tantalum	Telex Metals	United States of America
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Tin	Alpha Assembly Solutions Inc	United States of America
Tin	Aurubis Beerse	Belgium
Tin	Aurubis Berango	Spain
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China
Tin	China Tin Group Co., Ltd.	China
Tin	CRM Synergies EMEA, S.L.U.	Spain
Tin	Dongguan Best Alloys Co., Ltd.	China
Tin	Dowa	Japan

Tin	EM Vinto	Bolivia (Plurinational State of)
Tin	Estanho de Rondonia S.A.	Brazil
Tin	Fenix Metals	Poland
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Global Advanced Metals Greenbushes Pty Ltd.	Australia
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
Tin	Luna Smelter, Ltd.	Rwanda
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia
Tin	Metallic Resources, Inc.	United States of America
Tin	Mineracao Taboca S.A.	Brazil
Tin	Mining Minerals Resources SARL	Congo, Democratic Republic of the
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State of)
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Cipta Persada Mulia	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Mitra Sukses Globalindo	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia
Tin	PT Rajehan Ariq	Indonesia
Tin	PT Timah Tbk Kundur	Indonesia
Tin	PT Timah Tbk Mentok	Indonesia
Tin	Resind Industria e Comercio Ltda.	Brazil
Tin	Rui Da Hung	Taiwan, Province of China
Tin	Smelter not listed	Indonesia
Tin	Smelter not listed	Germany
Tin	Smelter not listed	Brazil
Tin	Super Ligas	Brazil
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Japan
Tin	Thaisarco	Thailand
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China
Tin	Tin Technology & Refining	United States of America
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil
Tin	Woodcross Smelting Company Limited	Uganda
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam
Tungsten	China Molybdenum Tungsten Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China

Tungsten	Cronimet Brasil Ltda	Brazil
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Global Tungsten & Powders LLC	United States of America
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck Tungsten GmbH	Germany
Tungsten	Hubei Green Tungsten Co., Ltd.	China
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	Vietnam
Tungsten	Kennametal Fallon	United States of America
Tungsten	Kennametal Huntsville	United States of America
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province of China
Tungsten	Lianyou Resources Co., Ltd.	Taiwan, Province of China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Masan High-Tech Materials	Vietnam
Tungsten	Niagara Refining LLC	United States of America
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany
Tungsten	Tungsten Vietnam Joint Stock Company	Vietnam
Tungsten	Wolfram Bergbau und Hutten AG	Austria
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China